Exhibit 23.2
Consent of Independent Auditors

We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1/MEF (No. 333-146777) of Retail Opportunity Investments Corp. (the "Company") of our reports dated: (i) April 15, 2011, relating to our audit of the Statement of Revenues and Certain Expenses of Gateway Village included in the Company’s April 15, 2011 Form 8-K filing; (ii) April 15, 2011, relating to our audit of the Statements of Revenues and Certain Expenses of Desert Springs Marketplace, Mills Shopping Center and Nimbus Winery Shopping Center included in the Company’s April 15, 2011 Form 8-K/A filing; (iii) May 17, 2011, relating to our audit of the Statement of Revenues and Certain Expenses of Marketplace Del Rio included in the Company’s May 18, 2011 Form 8-K filing; (iv) June 1, 2011, relating to our audit of the Statement of Revenues and Certain Expenses of Pinole Vista included in the Company’s June 1, 2011 Form 8-K filing; (v) November 28, 2011, relating to our audit of the Statement of Revenues and Certain Expenses of Morada Ranch included in the Company’s November 28, 2011 Form 8-K filing; and (vi) November 28, 2011, relating to our audit of the Statement of Revenues and Certain Expenses of Canyon Park Shopping Center included in the Company’s November 28, 2011 Form 8-K filing.

/s/PKF O’Connor Davies
A Division of O’Connor Davies, LLP

New York, New York
February 7, 2012